Exhibit 1.1(b)

CAPITAL ONE MULTI-ASSET EXECUTION TRUST

CARD SERIES

CLASS A(2008-1)

ASSET BACKED NOTES

TERMS AGREEMENT

Dated: January 25, 2008

To:	CAPITAL ONE MULTI-ASSET EXECUTION TRUST CAPITAL ONE FUNDING, LLC

Re:	Underwriting Agreement, dated January 24, 2008

Series Designation:	Card series

Registration Statement:	Nos. 333-142033, 333-142033-01 and 333-142033-02

Terms of the Notes:

Initial Principal Amount	Interest Rate or Formula	Price to Public (1)
$1,850,000,000	One month LIBOR plus 0.75% per annum	100.00000%

(1)	Plus accrued interest, if any, at the applicable rate from January 31, 2008.

Interest Payment Dates:

The 15th day of each month (or, if not a Business Day, the next succeeding Business Day), commencing in February 2008.

Underwriters:

The Underwriters named on Schedule I attached hereto are the “Underwriters” for the purpose of this Agreement and for the purposes of the above-referenced Underwriting Agreement as such Underwriting Agreement is incorporated herein and made a part hereof.

Note Ratings:

Aaa by Moody’s

AAA by Standard & Poor’s

AAA by Fitch

Owner Trustee: Deutsche Bank Trust Company Delaware.

Indenture Trustee: The Bank of New York.

Indenture: The Indenture, dated as of October 9, 2002 and as amended and restated as of January 13, 2006, between Capital One Multi-asset Execution Trust (the “Issuer”) as Issuer and The Bank of New York, as Indenture Trustee.

Asset Pool Supplement: The Asset Pool 1 Supplement, dated as of October 9, 2002 between the Issuer and the Indenture Trustee, as amended and supplemented from time to time.

Indenture Supplement: The Card Series Indenture Supplement, dated as of October 9, 2002.

Terms Document: The Class A(2008-1) Terms Document, dated as of January 31, 2008.

Pooling and Servicing Agreement: The Amended and Restated Pooling and Servicing Agreement, dated as of September 30, 1993 and as amended and restated as of August 1, 2002, January 13, 2006 and July 1, 2007, respectively, among Capital One Funding, LLC, as Transferor, Capital One Bank, as Servicer and the Bank of New York, as Master Trust Trustee.

Series Supplement: The Series 2002-CC Series Supplement, dated as of October 9, 2002.

Purchase Price:

The purchase price payable by the Underwriters for the Notes covered by this Agreement will be 99.85000% of the principal amount of Notes to be issued.

Commissions, Concessions and Discounts:

The Underwriters’ discounts and commissions, the concessions that the Underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the principal amount of the Notes, shall be as follows:

Discounts and Commissions	Price Concessions	Reallowance
0.15000%	not in excess of 0.09000%	not in excess of 0.04500%

Reimbursement of Expenses:

The Underwriters shall reimburse the Company for an amount not to exceed $0 for application towards expenses.

Time of Sale:

1:00 p.m. (Eastern Time (U.S.)) on January 25, 2008 (the time the first contract of sale was entered into as designated by the Representatives).

Closing Date:

Pursuant to Rule 15c6-1(d) under the Securities Exchange Act of 1934, as amended, the Underwriters, the Company and the Issuer hereby agree that the Closing Date shall be January 31, 2008, 10:00 a.m., New York City time.

Location of Closing:

Orrick, Herrington & Sutcliffe LLP

Columbia Center

1152 15th Street, N.W.

Washington, DC 20005

Address for Notice to Representative:

Barclays Capital Inc.

as Underwriter and as a Representative

of the Underwriters named in Schedule I

to the Underwriting Agreement

200 Park Avenue, 5th Floor

New York, New York 10166

Attention: Roger Tedesco

Tel: (212) 412-2663

Fax: (212) 412-7305

Deutsche Bank Securities Inc.

as Underwriter and as a Representative

of the Underwriters named in Schedule I

to the Underwriting Agreement

60 Wall Street, 19th Floor

New York, New York 10005

Attention: Kristi Leo

Tel: (212) 250-2627

Fax: (212) 797-2032

J.P. Morgan Securities Inc.

as Underwriter and as a Representative

of the Underwriters named in Schedule I

to the Underwriting Agreement

270 Park Avenue, 10th Floor

New York, New York 10017

Attention: Eric Wiedelman

Tel: (212) 834-5658

Fax: (212) 834-6671

Underwriters’ Foreign Jurisdiction Distributions:

Pursuant to Section 6(d)(iii) of the Underwriting Agreement, each Underwriter agrees to provide the Company, after the Closing Date, with a list of any foreign jurisdictions to which that Underwriter delivered a written confirmation in connection with its sale of Notes (it being expressly understood, for the avoidance of doubt, that this provision relates only to the initial distribution of the Notes, and not to secondary market sales).

The Underwriters agree, severally and not jointly, subject to the terms and provisions of the above-referenced Underwriting Agreement which is incorporated herein in its entirety and made a part hereof, to purchase the principal amount of the above-referenced Series of Notes set forth opposite their names on Schedule I hereto.

BARCLAYS CAPITAL INC., as Underwriter or as a Representative of the Underwriters named on Schedule I of the Underwriting Agreement

By:	/s/ Joseph Lau
Name:	Joseph Lau
Title:	Director

DEUTSCHE BANK SECURITIES INC., as Underwriter or as a Representative of the Underwriters named on Schedule I of the Underwriting Agreement

By:	/s/ Kristi Leo
Name:	Kristi Leo
Title:	Director

By:	/s/ Denise Chen
Name:	Denise Chen
Title:	Vice President

J.P. MORGAN SECURITIES INC., as Underwriter or as a Representative of the Underwriters named on Schedule I of the Underwriting Agreement

By:	/s/ R. Eric Wiedelman
Name:	R. Eric Wiedelman
Title:	Executive Director

[Signature Page to Capital One Multi-asset Execution Trust (Card series Class A(2008-1)) Terms Agreement]

Accepted:

CAPITAL ONE MULTI-ASSET EXECUTION TRUST, as Issuer

By: Capital One Funding, LLC, not in its individual capacity but solely as Beneficiary on behalf of the Issuer

By:	/s/ Amy Amsler
Name:	Amy Amsler
Title:	Assistant Vice President

CAPITAL ONE FUNDING, LLC, as Transferor

By:	/s/ Amy Amsler
Name:	Amy Amsler
Title:	Assistant Vice President

CAPITAL ONE BANK, as Seller

By:	/s/ Richard Johns
Name:	Richard Johns
Title:	Vice President, Treasury

[Signature Page to Capital One Multi-asset Execution Trust (Card series Class A(2008-1) Terms Agreement]

SCHEDULE I

UNDERWRITERS

$1,850,000,000 Principal Amount of Card series Class A(2008-1) Notes

Underwriters	Principal Amount
Barclays Capital Inc.	$264,288,000
Deutsche Bank Securities Inc.	$264,288,000
J.P. Morgan Securities Inc.	$264,288,000
Banc of America Securities LLC	$264,284,000
Citigroup Global Markets Inc.	$264,284,000
Credit Suisse Securities (USA) LLC	$264,284,000
Wachovia Capital Markets, LLC	$264,284,000

Total	$1,850,000,000